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                                                                   Exhibit 23.3




                   Consent of Independent Auditors


We consent to the incorporation by reference by Dobson Communications Corporation (Dobson) in its Registration Statement (Form S-8) pertaining to the Dobson Communications Corporation 2000 Stock Incentive Plan, of our report dated March 15, 1999, with respect to the consolidated financial statements of American Cellular Corporation, and our report dated March 15, 1999, with respect to the consolidated financial statements of PriCellular Corporation, both of which are incorporated by reference in the Dobson Current Report on Form 8-K dated March 9, 2000, disclosing Dobson's investment in a joint venture which purchased American Cellular Corporation, and are included in the American Cellular Corporation Annual Report (Form 10-K) for the period December 31, 1998, filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP


Chicago, Illinois
March 29, 2000